EXHIBIT 99.1

April 17, 2013
For Immediate Release

Urologix Receives Extension from NASDAQ to Regain Compliance with Listing Requirements

MINNEAPOLIS —April 17, 2013— Urologix®, Inc. (NASDAQ:ULGX), the leading provider of in-office BPH therapy, announced today that the NASDAQ Hearings Panel (the "Panel") of The NASDAQ Stock Market LLC ("NASDAQ") has granted the Company’s request for a further extension to regain compliance with the listing requirements of the NASDAQ.

As previously reported, the Company’s stock was subject to delisting due to the Company’s failure to comply with the $1.00 minimum bid price requirement of Rule 5550(a)(2). The Company had requested a hearing before the NASDAQ Listing Qualifications Panel to seek continued listing. On April 16, 2013, the Company received notification that the Panel had extended the Company’s compliance period until June 17, 2013 to cure the minimum bid price deficiency. By that date, the closing bid price for the Company’s stock must be $1.00 or more for a minimum of ten consecutive business days.

In addition, the Company must comply with Rule 5550(b)(1), which requires the Company to maintain minimum shareholders’ equity of $2.5 million. As of December 31, 2012 the Company’s shareholders’ equity was $2.55 million and with the release of the financial results for the quarter ending March 31, 2013 the Company expects its shareholders’ equity to be below the minimum requirement. This compliance issue was also discussed with the Panel. The Panel provided the Company until September 30, 2013 to remedy the minimum shareholders’ equity requirement. This extension is subject to the Company providing a written update to the Panel by July 30, 2013 regarding the status of its efforts to achieve compliance with this requirement.

“We are pleased by the panel’s decision to accept our request for an extension,” stated Greg Fluet, CEO. “Urologix is focused on building shareholder value which should help the Company to meet both of these NASDAQ listing requirements.”

About Urologix

Urologix, Inc., based in Minneapolis, develops, manufactures, markets and distributes minimally invasive medical products for the treatment of obstruction and symptoms due to Benign Prostatic Hyperplasia (BPH).  Urologix’ Cooled ThermoTherapy™ produces targeted microwave energy combined with a unique cooling mechanism to protect healthy tissue and enhance patient comfort.  The Prostiva® RF Therapy System delivers radio frequency energy directly into the prostate destroying prostate tissue, reducing constriction of the urethra, and thereby relieving BPH symptoms.  Both of these therapies provide safe, effective and lasting relief of the symptoms and obstruction due to BPH. Prostiva® is a registered trademark of Medtronic, Inc., used under license.  All other trademarks are the property of Urologix.

If you’d like more information on this topic, please contact Brian Smrdel at (763) 475-7696 or bsmrdel@urologix.com or to learn more about Urologix and its products and services, visit their website at www.urologix.com.

The Urologix, Inc. logo is available at www.urologix.com/clinicians/resource-library.php.

Urologix Investor Relations Contact

Brian Smrdel

(763) 475-7696

Bsmrdel@urologix.com

Urologix Media Contact

Karen Jackson

(513) 484-2987

Kjackson@urologix.com

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements. Such forward looking statements include, for example, statements about the Company’s ability to maintain its listing on The Nasdaq Stock Market, the effectiveness of the Company’s sales and marketing strategies and organization, the Company’s future revenue and operating performance, or about the development and marketing of new products. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012 and other documents filed with the Securities and Exchange Commission.